MAM Board of Directors Declares Quarterly Dividend on Common Stock

Third Quarter 2010 Dividend Set at $0.05 per Share

PRESQUE ISLE, ME -- (Marketwire - June 10, 2010) - The Board of Directors of Maine & Maritimes Corporation (NYSE Amex: MAM) voted June 10, 2010, to approve a dividend of $0.05 per share for the third quarter of 2010. The dividend is payable July 22, 2010, to shareholders of record on June 24, 2010.

About Maine & Maritimes Corporation: Maine & Maritimes Corporation (NYSE Amex: MAM) is the parent company of Maine Public Service Company, a regulated electric transmission and distribution utility serving approximately 36,000 electricity customer accounts in Northern Maine. MAM is also the parent company of MAM Utility Services Group, an unregulated corporation that provides electrical services including transmission line and substation design and construction. Corporate headquarters are located in Presque Isle, Maine, and the corporate website is www.maineandmaritimes.com.

MAM-D = Dividend Release

For More Information Contact:
Virginia R. Joles
Director of Communications and Economic Development
Tel: 207-760-2418
Email: vjoles@mainepublicservice.com